As filed with the Securities and Exchange Commission on December 23, 2002	Registration No. 333-49818

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1 TO FORM S-3
ON
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIME WARNER TELECOM, INC.
(Exact name of registrant as specified in its charter)

Delaware	4813	84-1500624
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10475 Park Meadows Drive
Littleton, Colorado 80124
(303) 566-1000
(Address and telephone number of principal executive offices)

Paul B. Jones
Senior Vice President and General Counsel
10475 Park Meadows Drive
Littleton, Colorado 80124
(303) 566-1000
(Name, address, and telephone number of agent for service)

Copies to:
Douglas R. Wright, Esq.
Michael M. McGawn, Esq.
Faegre & Benson LLP
370 Seventeenth Street, Suite 2500
Denver, Colorado 80202
Phone: (303) 607-3500
Fax: (303) 607-3600

Approximate date of commencement of sale to the public:
Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If delivery of the prespectus is expected to be made pursuant to Rule 434, check the following box.     ☐

This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF UNISSUED SECURITIES

Pursuant to this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (file No. 333-49818), originally filed with the Securities and Exchange Commission on November 13, 2000, as amended on January 12, 2001, and as supplemented by Prospectus Supplements filed with the Securities and Exchange Commission on January 17, 2001 and January 25, 2001, Time Warner Telecom, Inc. deregisters securities with an aggregate offering price of up to $143,579,687.50 that were previously registered pursuant to Rule 415 under the Securities Act of 1933 and remain unsold.

In accordance with the undertakings contained in Part II of the Registration Statement, the registrant hereby removes from registration all of the Debt Securities, including Convertible Debt Securities, Preferred Stock, including Convertible Preferred Stock, and Class A Common Stock of the registrant, that remain unsold, with aggregate offering prices of up to $143,579,687.50.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Littleton, State of Colorado, on December 23, 2002.

TIME WARNER TELECOM, INC. Registrant

By:	/s/ Paul B. Jones
Paul B. Jones, Senior Vice President General Counsel and Regulatory Policy

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below on the 23 day of December, by the following persons in the capacities indicated:

Signature	Title

* Larissa L. Herda	President and Chief Executive Officer and Representative; Director

* David J. Rayner	Senior Vice President and Chief Financial Officer

* Jill Stuart	Vice President, Accounting and Finance and Chief Accounting Officer

* Glenn A. Britt	Director

* Bruce Claflin	Director

* Richard J. Davies	Director

* Spencer B. Hays	Director

* Robert J. Miron	Director

Theodore H. Schell	Director

* Lisa Hook	Director

Mary Agnes Wilderotter	Director

*By:	/s/ PAUL B. JONES
Attorney-in-fact

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